As filed with the Securities and Exchange Commission on May 18, 2011

Registration No. 333-171239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7 to
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LINEN TEXTILE INDUSTRY, LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	2200	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Chengdong Street, Lanxi County, Heilongjiang Province
People’s Republic of China
Tel: +86-455-563-5885
Fax: +86-451-8230-9971
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zhao Chunfu
Chengdong Street, Lanxi County, Heilongjiang Province
People’s Republic of China
Tel: +86-455-563-5885
Fax: +86-451-8230-9971
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 1006
Tel: 212-930-9700
Fax: 212-930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value $.007 underlying Notes (4)	1,092,736	$5.32	$5,813,356	$414.49	(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of ordinary shares registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee.

(3)	Registrant has previously paid the registration fee.

(4)
On March 23, 2011 the Company filed an Amended and Restated Memorandum of Association of the Company, which consolidates the share capital of the Company at a ratio of 3.5:1 by increasing the par value of the Company’s share capital from US$0.002 par value each to US$0.007 par value each, thereby reducing the number of authorized shares from US$1,000,000 divided into 500,000,000 ordinary shares of US$0.002 par value each to US$1,000,000 divided into 142,857,142.86 ordinary shares of US$0.007 par value each (the “Share Consolidation”). The market date of effectiveness of the Share Consolidation is March 30, 2011. The number of Ordinary Shares, par value and relevant items affected by Ordinary Shares referred to throughout this registration statement reflects the post Share Consolidation information.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to Form F-1 amends the Registration Statement on Form F-1of China Linen Textile Industry, Ltd. (the “Company”) originally filed with the United States Securities and Exchange Commission on December 17, 2010, for the sole purpose of filing legal opinions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.  Recent Sales of Unregistered Securities.

(a)   Since our incorporation, we sold the following ordinary shares without registration under the Securities Act:

Beneficial Shareholders	Number of Shares
RedChip Companies Inc. (1)	32,857
Shaofeng Qi (2)	8,572
Hayden Communications International, Inc. (3)	15,087
Feng Peng (3)	2,743
Scott Powell (3)	1,372
Stephen Monticelli (4)	28,572
Total	89,199

(1) On November 14, 2009, the Company signed an agreement with an investor relations company to authorize the issuance of 28,571Ordinary Shares to for services to be provided to the Company from November 16, 2009 through November 15, 2010. The shares were valued at $107,804 and during the year ended December 31, 2009, the Company recorded general and administrative expense of approximately $9,000 related to the agreement. On February 23, 2010, the board of directors authorized the issuance of 4,286 Ordinary Shares to the above investor relations company pursuant to the supplement agreement of the above one dated November 14, 2009. The shares were valued at $25,800 and during the period ended March 31, 2010, the Company recorded it in general and administrative expense.

(2) The Company and Mr. Qi entered into a Severance Agreement dated August 28, 2010. Pursuant to the terms of the Severance Agreement, Mr. Qi will receive 8,572 restricted ordinary shares of the Company, par value $0.002 per share. On December 3, 2010, the Company issued 8,572 Ordinary Shares to Mr. Qi. The value of the shares issued to Mr. Qi was $44,100.

(3) The Company entered into an Investor Relations Consulting Agreement on May 5, 2010 (the “Agreement”) with Hayden Communications International, Inc. (“HCI”) (the “Agreement”) for the provision of certain investor relations services, dated as of May 5, 2010, which was subsequently as supplemented and amended by the Amendment to Investor Relations Consulting Agreement entered into between the Company and HCI dated as of October 13, 2010. In partial consideration for the provision of such investor relations services, the Company had agreed to issue to Hayden Communications International, Inc. HCI and/or its designees 19,200 restricted ordinary shares on the terms and conditions set forth in the Agreement and the Amendment to Investor Relations Consulting Agreement. On December 6, 2010, the Company issued 15,087, 2,743 and 1,372 Ordinary Shares to HCI and its designees, Feng Peng and Scott Powell, respectively. The value of the shares issued to HCI was $102,144.

 (4) Stephen Monticelli entered into an employment agreement with the Company on August 30, 2010 to serve as an independent director of the Company. In consideration for his services as director, the Company had agreed to issue Mr. Monticelli 28,572 shares of restricted ordinary shares. On December 6, 2010, the Company issued 28,572 Ordinary Shares to Stephen Monticelli. The value of the shares issued to Mr. Monticelli was $114,000.

All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act of 1933, as amended, on the basis that they were issued under circumstances not involving a public offering.

Issuance and Sale of Notes

On November 3, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”), with 23 institutional and accredited investors (the “Investors”) for the issuance and sale of an aggregate of approximately $7 million of 7.5% notes (the “Notes”) that are convertible into the Company’s ordinary shares, par value $.002 per share (the “Ordinary Shares”) for aggregate net proceeds of approximately $6.4 million.

The Notes carry a fixed conversion price of $5.32, which is equal to 115% of the 10-day volume weighted average price prior to November 3, 2010, and have a two-year repayment term during which interest payments are due quarterly.  The conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.  The principal and accrued interest under the Notes may be converted into Ordinary Shares at any time after the closing date, subject to certain limitations described in the Notes.  At any time after the one-year anniversary of the closing date, the Company may elect to redeem all or any portion of the outstanding amount due under the Notes for a sum equal to 107% of such outstanding amount, plus any accrued and unpaid interest and other charges due on such amount.  In the event of a change in control of the Company, a majority of the holders of the aggregate principal amount of the Notes then outstanding may require the Company to redeem all or any portion of the then-outstanding amounts due under the Notes, on a pro-rata basis among holders of the Notes, in cash at a price equal to the greater of (a) 110% of such amount, plus any accrued and unpaid interest and other charges due on such amount (the “Conversion Amount”), and (b) the product of (i) the Conversion Amount being redeemed multiplied by (ii) the quotient determined by dividing (x) the greatest closing sale price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the change of control of the Company and (2) the public announcement of such change of control of the Company, and ending on the date the holder delivers the change of control redemption notice by (y) the conversion price then in effect.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Ordinary Shares issuable under the Notes within 60 calendar days of the closing date of the Offering, and to use its best efforts to have the Registration Statement declared effective within 90 calendar days of the closing date of the Offering or within 195 calendar days of the closing of the Offering in the event of a full review of the Registration Statement by the SEC.  The Company is obligated to pay liquidated damages of 1% of the dollar amount of the Notes sold in the Offering upon the initial occurrence and each thirty-day anniversary of such occurrence until cured, payable in cash, if the registration statement is not filed and declared effective within the foregoing time periods and in the event that the Company fails to maintain an effective Registration Statement pursuant to the terms of the Registration Rights Agreement.  It is pursuant to our obligations under the Registration Rights Agreement that we are filing this Registration Statement on Form F-1/A to register the resale of up to 1,092,736 Ordinary Shares on conversion of the Notes at a conversion price of $5.32 by the Investors.

Rodman & Renshaw, LLC acted as the placement agent for the Company.

The Offering was privately solicited by Rodman & Renshaw to investors they know. Accordingly, the sale of the Notes was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information

i.
required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; and
ii	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

iii
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-1/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanxi County, People’s Republic of China on the 18th day of May, 2011.

China Linen Textile Industry, Ltd.

By:	/s/ Gao Ren
Gao Ren
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Gao Ren	Chief Executive Officer and	May 18, 2011
Gao Ren	Chairman ( Principal Executive Officer)
/s/ Jodie Wehner	Chief Financial Officer	May 18, 2011
Jodie Wehner	(Principal Financial Officer)
/ s/ Xiaofang Huang	Controller or Principal	May 18, 2011
Xiaofang Huang	Accounting Officer
/s/ Zhao Chun Fu	Vice General Manager, Secretary and Director	May 18, 2011
Zhao Chun Fu
/s/ Xu Jianzhong	Director	May 18, 2011
Xu Jianzhong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Linen Textile Industry, Ltd. has signed this Amendment No. 7 to the Registration Statement on Form F-1/A in the city of San Bruno, State of California, on May 18, 2011.

Authorized Representative in the United States

By:	/s/ Jodie Wehner
Name:	Jodie Wehner

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificates of Incorporation of Aquasol EnviroTech Ltd., a Cayman Island company dated October 1, 2002	(1)

3.2	Certificate of Incorporation of China Linen Textile Industry, Ltd., dated May 26, 2008.	(2)

3.3	Memorandum of Association of Aquasol Envirotech Ltd.	(1)

3.4	Articles of Association of China Linen Textile Industry, Ltd., dated May 26, 2008.	(2)

3.5	Certificate of Extraprovincial Registration in the Province of British Columbia, Canada dated October 11, 2002.	(1)

3.6	Certificate of Incorporation of Aquasol EnvironTech Inc., a British Columbia company, dated November 25, 1998.	(1)

3.7	Certificate of Name Change of Aquasol EnvironTech Inc. to Aquasol EnviroTech (Canada) Inc., a British Columbia company, dated December 11, 2000.	(1)

3.8	Articles and Memorandum of Aquasol EnviroTech (Canada) Inc.	(1)

3.9	Certificate of Incorporation dated June 19, 1997 of Noralta Technologies Corporation (an Alberta, Canada Corporation)	(1)

3.10	Certificates of Name Change dated February 23, 1998 from Noralta Technologies Corporation to Aquasol Technologies Inc. (Alberta)	(1)

3.11	Certificate of Dissolution of Aquasol Technologies Inc. (Alberta) dated May 20, 2005	(1)

3.12	Amended and Restated Memorandum of Association of China Linen Textile Industry, Ltd. dated March 23, 2011	(11)

4.1	Agency Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., and Harbin Sunshine Linen Textile Co., Ltd., dated November 7, 2005.	(9)

4.2	Agreement for Share Exchange between Aquasol Envirotech, Ltd., Bright International Group. Co., Ltd. and the shareholders of Bright International Group Co., Ltd., dated April 11, 2008.	(2)

4.3	Fixed Asset Lease Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Tianxianfang Linen Co., Ltd., dated July 1, 2010	(3)

4.4	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 18, 2009	(4)

4.5	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 18, 2009.	(4)

4.6	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 20, 2009	(4)

4.7	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 23, 2009.	(4)

4.8	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 25, 2009	(4)

4.9	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 22, 2010	(4)

4.10	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 24, 2010	(4)

4.11	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 30, 2010	(4)

4.12	Maximum Pledge Agreement between Agricultural Bank of China and Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., dated March 21, 2008	(4)

4.13	Form of Senior Unsecured Convertible Note	(5)

4.14	Form of Securities Purchase Agreement	(5)

4.15	Form of Registration Rights Agreement	(5)

4.16	Form of Lock-up Agreement	(5)

4.17	2005 Stock Option Plan	(1)

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP	(10)

8.1	Legal Opinion of Windes & McClaughry	(12)

8.2	Legal Opinion of Appleby

8.3	Legal Opinon of Beijing DeHeng Law Office

10.1	Land Use Right Certificate, dated April 24, 2009	(4)

10.2	Land Use Right Certificate, dated April 24, 2009	(4)

10.3	Land Use Right Certificate, dated September 5, 2006	(4)

10.4	Labor Contract with Gao Ren, dated January 7, 2008	(4)

10.5	Labor Contract with Teng Yunhai, dated January 7, 2008	(4)

10.6	Labor Contract with Ma Yongfeng, dated January 7, 2008	(4)

10.7	Labor Contract with Li Songyun, dated January 7, 2008	(4)

10.8	Labor Contract with Zhao Chunfu, dated January 7, 2008	(4)

10.9	Off-Shore Employment Agreement with Shaofeng Qi, dated January 31, 2010	(4)

10.10	Agency Agreement between Heilongiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Harbin Zhongyi Sunrise Linen Co., Ltd., dated January 4, 2008	(4)

10.11	Independent Director Agreement of Stephen Monticelli	(6)

10.12	Restricted Stock Award Agreement with Stephen Monticelli	(6)

10.13	Stock Acquisition Agreement between Heilongiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Tianxianfang Linen Co., Ltd., dated November 15, 2010	(8)

10.14	Off-Shore Employment Agreement with Jodie Zheng Wehner, dated September 7, 2010	(7)

10.15	Agreement, dated April 15,2010 between Mr. Gao and Creation International Development Investments Limited	(10)

10.16	Transfer Agent Agreement, dated November 31, 2006 between the Company and Island Stock Transfer	(12)

10. 17	Loan Agreement, dated March 21, 2011, between the Company and Agricultural Bank of China	(14)

10.18	Director Appointment Letter for Xu Jianzhong	(13)

10.19	Director Appointment Letter for Xu Jixiang	(13)

14.1	Code of Ethics	(13)

15.1	Letter, dated August 17, 2010, from UHY HK to the Securities and Exchange Commission	(4)

21.1	List of Subsidiaries of the Company	(9)

23.1	Consent of Parker Randall CF (H.K.) CPA Limited	(15)

23. 2	Consent of Sichenzia Ross Friedman Ference LLP (contained in its opinion filed herewith in Exhibit 5.1)	(10)

23.3	Consent of Windes & McClaughry (contained in its opinion filed herewith in Exhibit 8.1)	(12)

23.4	Consent of Appleby (contained in its opinion filed herewith in Exhibit 8.2)	(12)

23.5	Consent of Beijing DeHeng Law Office (contained in its opinion filed herewith in Exhibit 8.3)	(10)

(1)	Previously filed as exhibits to the Registration Statement on Form 20FR12G filed with the SEC on November 16, 2005 and incorporated by reference herein.
(2)	Previously filed as exhibits to the Annual Report on Form 20F filed with the SEC on July 10, 2008 for the period ended December 31, 2008 and incorporated by reference herein.
(3)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on July 16, 2010 and incorporated by reference herein.
(4)	Previously filed as exhibits to the Annual Report on Form 20-F filed with the SEC on August 18, 2010 and incorporated by reference herein.
(5)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on November 5, 2010 and incorporated by reference herein.
(6)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on September 3, 2010 and incorporated by reference herein.
(7)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on September 10, 2010 and incorporated by reference herein.
(8)	Previously filed as exhibits to the Registration Statement on Form F-1 filed with the SEC on December 17, 2010 and incorporated by reference herein.

(9)	Previously filed as exhibits to the Registration Statement on Form F-1/A filed with the SEC on February 9, 2011 and incorporated by reference herein.
(10)	Previously filed as exhibits to the Registration Statement on Form F-1/A filed with the SEC on March 18, 2011 and incorporated by reference herein.
(11)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on March 29, 2011 and incorporated by reference herein.
(12)	Previously filed as exhibits to the Registration Statement on Form F-1/A filed with the SEC on April 11, 2011 and incorporated by reference herein.
(13)	Previously filed as exhibits to the Current Report on Form 6-K filed with the SEC on April 21, 2011 and incorporated by reference herein.
(14)	Previously filed as exhibits to the Registration Statement on Form F-1/A filed with the SEC on May 10, 2011 and incorporated by reference herein.
(15)	Previously filed as exhibits to the Registration Statement on Form F-1/A filed with the SEC on May 17, 2011 and incorporated by reference herein.